                        INTERNATIONAL ELECTRONICS, INC.
                              427 TURNPIKE STREET
                          CANTON, MASSACHUSETTS 02021

                   ----------------------------------------

                   NOTICE OF SPECIAL MEETING IN LIEU OF THE
                        ANNUAL MEETING OF SHAREHOLDERS

                   ----------------------------------------

     Notice is hereby given that a Special Meeting in Lieu of the Annual Meeting of Shareholders of International Electronics, Inc., a Massachusetts corporation (the "Company") will be held at the offices of Davis, Malm & D'Agostine, One Boston Place, Boston, Massachusetts at 10:00 a.m., local time, on Thursday, March 21, 1996, for the following purposes:

  1. To elect a Board of five Directors to serve until the next annual meeting and until their successors are chosen and qualified.

  2. To transact such other business as may come before the meeting.

     Only shareholders of record at the close of business on February 8, 1996, are entitled to notice of and to vote at the meeting.

     Please complete, sign, and date the enclosed proxy, and mail it as promptly as possible in the enclosed self-addressed envelope. If you attend the meeting and desire to vote in person, the proxy will not be used.


                                      By order of the Board of Directors,


                                      Peter Myerson, Clerk

Canton, Massachusetts
February 17, 1996

                        INTERNATIONAL ELECTRONICS, INC.
                              427 TURNPIKE STREET
                          CANTON, MASSACHUSETTS 02021


                   ----------------------------------------

                                PROXY STATEMENT

                   ----------------------------------------


     The accompanying proxy is solicited by the Board of Directors of International Electronics, Inc., a Massachusetts corporation (the "Company") for use at a Special Meeting in Lieu of the Annual Meeting of Shareholders to be held March 21, 1996.

                               PROXY SOLICITATION

     Proxies in the accompanying form, properly executed and received prior to the meeting and not revoked, will be voted as specified, or if no instructions are given, will be voted in favor of the proposals described herein. Proxies may be revoked at any time prior to the meeting by written notice given to the Clerk of the Company. No dissenter to any action proposed will have any right to appraisal as a result of voting against a proposed action. The cost of this solicitation shall be borne by the Company. Solicitation of the Proxies by telephone or in person may be made by the Company's Directors, Officers or other employees, but any such solicitations will be carried on during working hours and for no additional cost, other than the time expended and telephone charges in making such solicitations. The approximate date on which this Proxy Statement and the accompanying proxy card will be mailed to shareholders is February 17, 1996.

                      INFORMATION AS TO VOTING SECURITIES

     Each outstanding share of the Company's common stock, $.01 par value per share, is entitled to one vote. Only shareholders of record at the close of business on February 8, 1996 will be entitled to vote at the meeting. On that date, there were 1,475,850 shares of common stock of the Company outstanding.

                 SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     Set forth below is information concerning ownership of the Company's common stock as of January 31, 1996, (i) by all persons known by the Company to own beneficially 5% or more of the outstanding common stock, (ii) by each director and each of the two executive officers of the Company named in the Summary Compensation Table appearing later in this proxy statement, and (iii) by all directors and executive officers as a group.

                                                                                             PERCENT OF
                                                                           NUMBER OF        COMMON STOCK
NAME                                                                       SHARES/(1)/       OUTSTANDING
----                                                                       ------            -----------
EXECUTIVE OFFICERS AND DIRECTORS:

     John Waldstein                                                        132,321/(2)/             8.5%
     c/o International Electronics, Inc.
     427 Turnpike Street
     Canton, Massachusetts

     Robert Voosen                                                          61,041/(3)/             4.1%
     c/o International Electronics, Inc.
     427 Turnpike Street
     Canton, Massachusetts

     Heath Paley                                                            31,056/(4)/             2.1%
     c/o International Electronics, Inc.
     427 Turnpike Street
     Canton, Massachusetts

                                                                                 PERCENT OF
                                                               NUMBER OF        COMMON STOCK
     NAME                                                      SHARES/(1)/       OUTSTANDING
     ----                                                      ------           ------------
     Robert Prager                                              36,336/(5)/        2.4%
     220 Boylston Street
     Boston, Massachusetts

     Diane Balcom                                               13,060/(6)/         .9%
     300 6th Avenue
     Suite 273
     Pittsburgh, Pennsylvania

     All executive officers and directors                      294,780/(7)/       17.9%
       as a group (6 persons)

OTHER 5% SHAREHOLDERS:

     Agia, Inc.                                                228,455/(8)/       15.5%
     201 St. Charles Avenue
     New Orleans, Louisiana

     Warren Paley                                              217,267/(9)/       14.7%
     3 Mill Street
     New Baltimore, New York

     CSC Industries, Inc. and Affiliated                        94,625             6.4%
       Companies Pension Plans Trusts
     c/o Harris Trust & Savings Bank, Trustee
     111 W. Monroe Street
     Chicago, Illinois

(1) Except as otherwise indicated below, the named owner has sole voting and investment power with respect to the shares set forth. No arrangements are known to the Company, which may result in a change in control. The number of shares shown does include shares which may be acquired through the exercise of options and warrants, which are exercisable currently or within sixty (60) days after January 31, 1996.

(2) Includes vested options and warrants to purchase an aggregate 73,083 shares of the Company's common stock granted at prices ranging from $.74-$2.07 per share. Includes 2,334 shares of common stock held by Mr. Waldstein's wife. Mr. Waldstein disclaims beneficial ownership of these shares.

(3) Includes vested options to purchase an aggregate 25,762 shares of the Company's common stock granted at prices ranging from $.75-$5.25 per share.

(4) Includes vested options to purchase an aggregate 22,370 shares of the Company's common stock granted at prices ranging from $.75-$6.48 per share.

(5) Includes vested options and warrants to purchase an aggregate 19,200 shares of the Company's common stock granted at prices ranging from $.72-$1.36 per share.

(6) Includes vested options and warrants to purchase an aggregate 11,512 shares of the Company's common stock granted to Diane Balcom and Balcom & Associates at prices ranging from $.72-$2.07 per share.

(7) Includes vested options and warrants to purchase an aggregate 171,261 shares of the Company's common stock granted at prices ranging from $.72- $6.48 per share.

(8) Includes 168,717 shares owned by Agia, Inc. ("Agia") of record and solely for the purposes of this table includes 59,738 shares held by Saurer Ltd. ("Saurer"). Agia and Saurer consider themselves to be a "group" within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934.

(9) Includes 3,666 shares of common stock held by Mr. Paley's wife. Mr. Paley disclaims beneficial ownership of these shares.

                             ELECTION OF DIRECTORS

     Shares represented by proxies in the enclosed form, unless the proxies otherwise direct, will be voted to elect the following individuals to the Company's Board of Directors: John Waldstein, Robert Voosen, Heath Paley, Robert Prager and Diane Balcom.

     The following table sets forth the name and age of each executive officer, director and nominee of the Company. The narrative following the table describes the principal employment of each executive officer, director and nominee. For each person presently serving as director, the table sets forth the date on which he/she was first elected director.

                                                  Position with                         Director
Name                           Age                the Company                            Since
----                           ---                -------------                         --------
John Waldstein                  42                Chairman of the Board, President,       1982
                                                  Chief Executive Officer, Treasurer
                                                  and Director

Robert Voosen                   47                Executive Vice President                1982
                                                  and Director

Christopher Hentschel           51                Vice President of Engineering              -

Heath Paley                     47                Director of Management Information      1990
                                                  Systems and Director

Robert Prager                   64                Director                                1992

Diane Balcom                    53                Director                                1989

     Directors of the Company hold office until the shareholders' next annual meeting and thereafter until their successors are chosen and qualified. The officers of the Company hold office until their successors are chosen and qualified.

     The following is a summary of the background of those individuals listed in the above table:

     John Waldstein has been employed by the Company since 1978, has been Treasurer since March, 1982, was Vice President between January, 1983 and May, 1988, Chief Operating Officer from February, 1988 to May, 1988, President and Chief Executive Officer since May, 1988 and Chairman of the Board since November, 1990. Mr. Waldstein has an employment contract with the Company which expires in December, 1999. See "Executive Compensation-Compensation on Involuntary Termination."

     Robert Voosen was the Company's Vice President for Product Development from 1982 until 1988 and was appointed Executive Vice President in 1988. From 1979 through 1982 he was an independent sales representative for manufacturers in the security systems industry. From 1972 to 1982 Mr. Voosen also acted as a consultant on the design and installation of security systems for 3M Alarm Services, Inc. Mr. Voosen has an employment contract with the Company which expires on August 31, 1997. See "Executive Compensation - Compensation on Involuntary Termination."

     Christopher Hentschel was appointed the Company's Vice President of Engineering in March, 1995 and had previously been Chief Engineer since 1989. Before joining the Company, Mr. Hentschel was a founder and Vice President of Engineering of Guard Aware, Inc.

     Heath Paley has been the Company's director of Management Information Systems since September 1994. He was the Company's Chief Operating Officer and Executive Vice President from June 1990 to August 31, 1994. From 1983 to June, 1990, Mr. Paley was President and a founder of Ecco Industries, Inc. From 1980 to 1983, he was President of the Maine Woods Shoe Division of Bennett Industries.

     Robert Prager was appointed to the Board of Directors in December, 1992. Since 1988, Mr. Prager has been a private investor. In 1973, Mr. Prager founded the Major Glass Company and served as President from its inception until 1986 and Chairman of the Board from 1986 to 1988.

     Diane Balcom became a member of the Board of Directors in July, 1989. Since August, 1994, Ms. Balcom has been the Chapter Director of the Juvenile Diabetes Foundation of Western Pennsylvania. She has been an adviser to the Company on corporate and financial matters since 1985. From January, 1989 to August, 1994, Ms. Balcom operated a consulting practice which provided services related to private and public financing for small and medium-sized companies. From March, 1987 to January, 1989, she served as Vice President and Chief Financial Officer for Environmental Diagnostics, Inc. a publicly-held company. Prior to that, Ms. Balcom held various senior management positions in corporate finance and research for 13 years with brokerage firms on the West Coast.

     During the fiscal year ending August 31, 1995, the Board of Directors held 16 meetings (including regularly scheduled, telephone, special meetings and actions by unanimous written consent). Each of the Company's two outside Directors in September 1995 received vested options to purchase 1,000 shares of the Company's common stock at an exercise price of $1.36 per share.

     The Board of Directors has no standing audit or nominating committee. The Company's Compensation Committee of the Board of Directors (the "Committee") is comprised of Robert Prager and Diane Balcom. The Committee is responsible for evaluating and approving the compensation arrangements for each of the Company's executive officers, including the granting of options to purchase shares of Common Stock under the Company's Employee Stock Option Plans. The Committee, during the year ended August 31, 1995, held 3 meetings.

     At the last annual meeting, shareholders elected a Board of Directors for the ensuing year. The Board which was elected consisted of John Waldstein, Robert Voosen, Diane Balcom, Heath Paley and Robert Prager.

     The Board of Directors recommends that stockholders vote FOR the election of the nominees to the Board of Directors.

                            EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation for each of the last three fiscal years ending August 31, 1995, of the Company's President and Chief Executive Officer, and the only other executive officer of the Company who received at least $100,000 of compensation during these years (the "Named Executive Officers"):



                          Summary Compensation Table

                                                            Long-Term
                                                           Compensation
                            Annual Compensation(2)         ------------
                            ---------------------             Options      All Other
Name                     Year  Salary    Commissions         (Shares)    Compensation(1)
----                     ----  ------    -----------         --------    ---------------
John Waldstein           1995  $135,519     $ -                25,000(3)     $ 9,180
  President, Chief       1994   131,558       -                42,000         10,257
  Executive Officer      1993   125,481       -                  -            10,235

Robert Voosen            1995   100,000     5,889              20,000           -
  Executive Vice         1994    75,000    18,323               2,000           -
  President              1993    75,000     6,004                -              -

(1) Represents the cost of a split dollar whole life insurance policy with a face value of $755,000 as of August 31, 1995. The Company is a beneficiary of such policy to the extent of all premiums paid upon the death of John Waldstein. Mr. Waldstein may purchase this policy upon termination of his employment for the then current cash surrender value.

(2)  Does not include perquisites which do not exceed 10% of annual salary.

(3) Represents warrants granted to purchase 25,000 shares of common stock at an exercise price of $.74 per share exercisable for a ten-year period in exchange for a personal guarantee of debt held by the FDIC.

     In July, 1992, the Company's Board of Directors approved an annual bonus plan, commencing in fiscal 1993 for officers and certain key employees. The available funds for the plan shall be up to five percent of income before taxes. The final amount and subsequent distribution to employees shall be determined by the Company's Compensation Committee. To date, there have been no payments made under the plan.

COMPENSATION ON INVOLUNTARY TERMINATION

     John Waldstein and Robert Voosen have employment contracts with the Company which provide for certain compensation to be paid to them, if they are discharged by the Company without cause before the end of the term of their contracts. Mr. Waldstein's contract expires on December 31, 1999 and extends for one additional year on each January 1, while his guarantee of the Company's outstanding debt to the Federal Deposit Insurance Corporation is in force. Mr. Voosen's contract expires on August 31, 1997. John Waldstein's and Robert Voosen's current minimum annual salary under their contracts are $135,000 and $100,000, respectively. The salaries of these officers are subject to performance review and annual adjustment by the Board of Directors of the Company. Mr. Waldstein's salary shall increase for inflation effective
January 1, 1998.

     If the employment of John Waldstein is terminated by the Company without cause, the Company is obligated to pay the greater of an amount equal to one times his salary on the date of termination or the salary to the conclusion of the contract period. As of February 1, 1996, John Waldstein's salary to the conclusion of his contract period is approximately $530,000. If the employment of Robert Voosen is terminated by the Company without cause, the Company is obligated to pay an amount equal to 25% of his annual salary plus certain commissions on the date of termination. In the event the Company is acquired prior to August 31,1996 or from September 1, 1996 to August 31, 1997 and Mr. Voosen is terminated due to such acquisition, the Company shall pay to Mr. Voosen 1.5 and 1 times his annual salary, respectively, plus certain commissions on the date of termination.

YEAR END OPTION TABLE

     The following table sets forth the number and value of unexercised options held as of August 31, 1995 by the Named Executive Officers:



                  Aggregated Option Exercises In Last Fiscal
                    Year and Fiscal Year End Option Values

                                                                                    Value of Unexercised
                                              Number of Unexercised               In-the-Money Options at
                                          Options at end of Fiscal 1995             End of Fiscal 1995 (2)
                                          -----------------------------             ----------------------
Name                                      Exercisable     Unexercisable           Exercisable  Unexercisable
----                                      -----------     -------------           -----------  -------------
John Waldstein (1)                           69,250(3)         34,417               $42,274        $13,036
Robert Voosen (1)                            23,595            24,834               $10,089        $11,771

(1)  There were no options exercised during fiscal 1995.

(2) Difference between the fair market value of the underlying Common Stock on November 6, 1995 and the option exercise price.

(3) Includes warrants to purchase 25,000 shares of Common Stock. See "Summary Compensation Table - Note 3" herein.

OTHER MATTERS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers. Executive officers, directors, and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     The Company believes that all filing requirements applicable under Section 16(a) to its executive officers, directors, and 10% stockholders were complied with for fiscal 1995, except that Messrs. Waldstein and Voosen are required to file a Form 4 and 5 late and Mr. Hentschel is required to file a Form 3 late.

OPTIONS GRANTED DURING FISCAL 1995

     The following table sets forth certain information with respect to the grant of nonqualified stock options and warrants in fiscal 1995 to any of the Named Executive Officers:

                                                                                               Potential Realizable
                                                  Individual Grants                             Value of Assumed
                          -----------------------------------------------------------------      Annual Rates of
                          Number of            Percent of                                         Stock Price
                            Shares            Total Options                                     Appreciation for
                          Underlying           Granted to     Exercise                           Option Term(3)
                            Option             Employees       Price        Expiration           --------------
Name                        Grants              In Year       Per Share        Date              5%($)      10%($)
----                        ------              -------       ---------        ----              -----      ------
John Waldstein               25,000 (1)          48.5%         $.74          Dec. 7, 2004      $11,635      $29,484
Robert Voosen                20,000 (2)          38.8%        $1.13          Jan. 18, 2005     $14,213      $36,019

(1)  The warrants vest in full upon grant. See "Summary Compensation Table -
     Note 3" herein.

(2) The options vest annually over a 4 year period commencing on January 18, 1995.

(3) Amount represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. This table does not take into account any appreciation in the price of the Common Stock to date.

                             INDEPENDENT AUDITORS

     Deloitte & Touche LLP has served as the Company's independent auditors since 1982. The Company's management anticipates that Deloitte & Touche LLP will also serve as the Company's auditors in connection with the financial statements to be prepared for the fiscal year ending August 31, 1996. No representative of Deloitte & Touche LLP is expected to attend the meeting of Shareholders.

                           PROPOSALS BY SHAREHOLDERS

     Any Shareholder who wishes to include a proposal for presentation at the next annual meeting of the Company must send such proposal to the Company and such proposal must be received by the Company no later than October 17, 1996. Any proposal submitted by a Shareholder must comply with the rules established by the Securities and Exchange Commission.

                                 OTHER MATTERS

     As of the date hereof, the Company has not been informed of any matters to be presented for action at the meeting other than those listed in the notice of meeting and referred to herein. If any other matters come before the meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons named therein.

     Shareholders are urged to sign the enclosed form of proxy and return it at once in the envelope enclosed for that purpose.

                                           By Order of the Board of Directors,


                                           Peter Myerson, Clerk

Canton, Massachusetts
February 17, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints John Waldstein and Robert Voosen and each of them, with full power of substitution, as the true and lawful attorney in fact and proxy for the undersigned to vote all shares of common stock of International Electronics, Inc. (the"Company") which the undersigned is entitled to vote at a Special Meeting in Lieu of the Annual Meeting of Shareholders to be held at the offices of Davis, Malm & D'Agostine, One Boston Place, Boston Massachusetts at 10:00 a.m. on Thursday, March 21, 1996 or any adjournment thereof; such proxy being directed to vote as specified below on the election of directors and other proposals and being authorized to vote in his own discretion for each proposal as to which a specified vote is not directed. The above named proxies are directed to vote all of the undersigned's shares as follows:

  1.  [ ] FOR    [ ] WITHHOLD AUTHORITY (for) the election of the following to serve as directors of the Company, each to serve until the next annual meeting of shareholders and until his successor is chosen and qualified.

  John Waldstein   Robert Voosen   Heath Paley  Robert Prager   Diane Balcom

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, DRAW A LINE THROUGH THE NOMINEE'S NAME ON THE LIST ABOVE.

  2. In their discretion upon such other matters as may properly come before the meeting.

MANAGEMENT RECOMMENDS A VOTE FOR THIS ACTION  [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS INDICATED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES.

   Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting the persons named in this Proxy or their substitutes will vote in accordance with their best judgment.


                                                  ------------------------------
                                                               Date

                                                  ------------------------------
                                                    (Signature of Shareholder)

                                                  ------------------------------
                                                    (Signature of Shareholder)

                                                  IMPORTANT: Please date this
                                                  Proxy and sign Proxy exactly
                                                  as your name or names appear
                                                  hereon. If shares are held
                                                  jointly, signature should
                                                  include both names. Executors,
                                                  administrators, trustees,
                                                  guardians and others signing
                                                  in a representative capacity
                                                  should indicate the capacity
                                                  in which they sign and their
                                                  titles.